EXHIBIT 10(c)
                         HOUSTON INDUSTRIES INCORPORATED
                           DEFERRED COMPENSATION PLAN

               (As Amended and Restated Effective January 1, 1989)

                                 FIFTH AMENDMENT

               Houston Industries Incorporated, a Texas corporation (the "Company"), having amended and restated the Houston Industries Incorporated Deferred Compensation Plan, effective January 1, 1989 (the "Plan"), and having reserved the right under Section 7.1 thereof to amend the Plan, does hereby amend the Plan, effective August 1, 1995, as follows:

              1. Section 5.1(f) of the Plan is hereby amended to read as follows:

              "(f) Any installment benefits, at the request of the Participant and in the sole discretion of the Committee, may be commuted to a lump-sum payment or may be paid over a shorter period of time, with interest accrued to such date at the applicable Interest Crediting Rate."

              2. Section 5.2(c) of the Plan is hereby amended to read as follows:

              "(c) Any installment death benefits, at the request of the Beneficiary and in the sole discretion of the Committee, may be commuted to a lump-sum payment or may be paid over a shorter period of time, with interest accrued to such date at the applicable Interest Crediting Rate."

              3. The second sentence of Section 5.3 of the Plan is hereby amended to read as follows:

        "The benefits payable to such Participant under the Plan shall be paid in the amounts and at the times otherwise provided in Section 5.1, all in accordance with the Participant's initial election under Section 3.3, except that at the request of the Participant and in the sole discretion of the Committee any such payments may be commuted to a lump-sum payment or may be paid over a shorter period of time, with interest accrued to such date at the applicable Interest Crediting Rate."

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              4. Article V of the Plan is hereby amended by adding the
following Section 5.8 thereto:

              "5.8 TERMINATIONS UNDER THE 1995 VOLUNTARY EARLY RETIREMENT
              PROGRAM.

                     (a) PRIOR TO EARLY RETIREMENT DATE. Notwithstanding any
              other provision of the Plan to the contrary, if the employment of a Participant who fulfills the requirements for the Voluntary Early Pension for 1995 Program participants under Section 9.7(a) of the Houston Industries Incorporated Retirement Plan is terminated prior to the first day of the month coincident with or next following the date of the Participant's 60th birthday, a Normal Retirement Distribution as described in Section 5.1 or a distribution as described in Section 5.4 shall not be made, but the Employer (x) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable Interest Crediting Rate for each Participation Year, from the Commencement Date through the date of payment, minus any Early Distributions, (y) shall make a lump-sum distribution or 15 annual installment payments in accordance with the Participant's election under Section 5.1(b) and, if payable in a lump sum, in the January following the Participant's termination of employment or, if payable in installments, commencing the month following the month in which the Participant terminates employment and payable thereafter in that same month in each remaining year, and (z) shall not make any Early Distributions to such Participant.

                     (b) AFTER EARLY RETIREMENT DATE. If the employment of a
              Participant is terminated voluntarily as described in subsection
              (a) above but after the first day of the month coincident with or next following the date of the Participant's 60th birthday, distributions (including Early Distributions) shall be made as otherwise provided in this Article V.

                     (c) COMMUTATION. Any installment payments hereunder may be commuted as provided in Section 5.1(e)."

              IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall

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constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 18th day of May, 1995, but effective as of the date stated herein.

                                            HOUSTON INDUSTRIES INCORPORATED

                                            By  /s/ D. D. SYKORA
                                                    D. D. Sykora
                                                    President and Chief
                                                    Operating Officer
ATTEST:

  /s/ RICHARD B. DAUPHIN
      Richard B. Dauphin
      Assistant Corporate Secretary
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